SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        September 18, 2002
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


Pending Exchange Offer for Minority Interest in Pure Resources, Inc.

On September 5, 2002, Union Oil Company of California ("Union Oil"), a wholly owned subsidiary of Unocal Corporation ("Unocal" and, together with Union Oil, the "Company"), commenced an exchange offer to acquire all of the outstanding shares of the common stock of Pure Resources, Inc. ("Pure"), that it does not already own. Union Oil currently owns 32,709,067 shares of Pure common stock, representing approximately 65 percent of the outstanding shares. Pursuant to the exchange offer, Union Oil is offering to exchange 0.6527 of a share of Unocal common stock for each outstanding share of Pure common stock, upon the terms and conditions set forth in the prospectus related to the exchange offer, which was filed with the Securities and Exchange Commission (the "SEC") on September 4, 2002, as part of Unocal's Registration Statement on Form S-4 (Registration No. 333-99147), and the related letter of transmittal. Union Oil will not be obligated to acquire any shares of Pure in the offer unless Pure stockholders (other than the Company and its subsidiaries) have validly tendered and not properly withdrawn prior to the expiration of the offer a number of shares of Pure common stock such that, giving effect to the offer, the Company owns at least 90 percent of the total number of outstanding shares of Pure. There are also other conditions to the offer that are described in the prospectus.

If the Company successfully completes the offer and then owns at least 90 percent of the outstanding shares of Pure common stock, it would be permitted under Delaware law to effect a "short form" merger of one of its wholly owned subsidiaries with Pure without the approval of Pure's board of directors or its remaining stockholders. The Company intends to effect a "short form" merger of one of its wholly owned subsidiaries with Pure as soon as practicable after it completes the offer. In such event, each outstanding share of Pure common stock the Company does not own or acquire in the offer would be converted in the merger into the right to receive 0.6527 of a share of Unocal common stock and cash instead of fractional shares--the same consideration per share of Pure common stock which such unexchanged minority stockholders of Pure would have received if they had tendered their shares into the offer-- unless they properly perfect their appraisal rights under Delaware law. After completion of the merger, Pure would be a wholly owned subsidiary of the Company.

Following Unocal's announcement of the offer, on or about August 21, 2002, individual stockholders of Pure filed complaints in the Delaware Court of Chancery purporting to commence class action lawsuits against Unocal, Union Oil, Pure and each of the individual directors of Pure. The complaints were styled as Crescente v. Pure Resources, Inc., et al. (C.A. No. 19854), Brown v. Pure Resources, Inc., et al. (C.A. No. 19855), Summit Trading Group, LLC v. Hightower, et al. (C.A. No. 19856), Metera v. Pure Resources, Inc., et al. (C.A. No. 19857) and Bistritzky v. Hightower, et al.(C. A. No. 19859). On or about August 30, 2002, a separate action was filed in California Superior Court for the County of Los Angeles, styled as Holland v. Pure Resources, Inc., et al. (BC 280478). In general, the complaints allege, among other things: (1) breaches of fiduciary duty by the Company, Pure and the members of Pure's board of directors in connection with the offer and the subsequent merger; (2) that the consideration the Company is offering is inadequate; and (3) that the Company is acting to further its own interests at the expense of the minority holders of Pure's common stock. Among other remedies, the complaints seek to enjoin the offer and subsequent merger or, alternatively, seek damages in an unspecified amount and rescission in the event the merger occurs.

On September 3, 2002, a separate purported class action was filed in the Delaware Court of Chancery styled as Cardinal Capital Management, LLC v. Amerman, et al. (C.A. No. 19876) against the same defendants as in the other actions, as well as the directors of Unocal. This complaint alleges that the offer is inadequate, coercive and otherwise contrary to law. On September 5, 2002, the plaintiff in the Cardinal Capital case requested and was granted a hearing on its motion for a preliminary injunction against the offer and expedited discovery in connection with the hearing. The Court has scheduled a hearing on the Cardinal Capital motion for September 27, 2002.

The Company is defending these actions and does not expect their resolution to have a material adverse effect on the Company's financial condition or liquidity or, based on management's current assessment of the cases, the Company's results of operations.

On September 18, 2002, Pure announced that a special committee of its board of directors had determined that the offer was inadequate and not in the best interests of Pure's stockholders, other than Union Oil and its affiliates, and that, accordingly, the special committee recommends that Pure stockholders reject the offer and not tender their shares in the offer. Pure also stated that Jack Hightower, Pure's Chairman of the Board, Chief Executive Officer and President, and Pure's other executive officers have told Pure that they will not tender their shares in the offer. More detailed information regarding these matters appear in the Schedule 14D-9 filed by Pure with the SEC on September 18, 2002.

Myanmar Litigation

In 1996,  two  related  actions  were  filed  against  the  Company in the U. S.
District Court for the Central District of California (the "Doe" and "Roe" cases) by various former residents of the Tenasserim region of Myanmar. The plaintiffs in those actions claimed that they were injured by soldiers of the Myanmar military in connection with the Yadana natural gas pipeline, which runs through the region. In 2000, the District Court granted summary judgment in favor of the Company on all of the plaintiffs' federal claims and dismissed them with prejudice. The Court also dismissed the plaintiffs' related claims under California law without prejudice. Subsequently, the plaintiffs appealed the dismissal of their federal claims to the U. S. Court of Appeals for the Ninth Circuit and refiled their state law claims in the Superior Court of the State of California for the County of Los Angeles. (See Paragraph 3 of Item 3 of Unocal's amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, and Paragraph 1 of Item 1 of Part II of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.)

On September 18, 2002, a three-judge panel of the Circuit Court issued an opinion that reversed in part and affirmed in part the District Court's ruling and remanded the case for further proceedings in the District Court. The Circuit Court held that, if proved at trial, the alleged conduct of the Myanmar military, consisting of alleged forced labor and certain alleged related violence, would constitute violations of international law actionable under the Alien Tort Claims Act (28 U.S.C. section 1350). The Circuit Court further held that international law concerning the standard for "aiding and abetting" liability applies to the plaintiffs' claims against the Company and found sufficient disputed facts to warrant a trial. With respect to other claims, the Circuit Court affirmed the District Court's dismissal of the plaintiffs' claims under the Racketeer Influenced and Corrupt Organizations Act and also affirmed the District Court's ruling that there was insufficient evidence to permit the plaintiffs' claims for torture to proceed.

The Company is considering whether to pursue additional appellate options concerning the Circuit Court's decision, including the possibility of petitioning for a rehearing and/or requesting a hearing by an "en banc" panel of the Circuit Court and the possibility of seeking review by the U. S. Supreme Court. Barring further action by the Circuit Court or the Supreme Court, the cases will be remanded to the District Court for further proceedings under the standard adopted in the Circuit Court's opinion. Under that standard, the plaintiffs will be required to prove that the Company "aided and abetted" the Myanmar military's alleged wrongful acts by providing "knowing practical assistance or encouragement" for such acts that had "a substantial effect" on them. The Company strongly disputes that it engaged in such conduct, and intends to defend vigorously against the plaintiffs' claims in the District Court through trial.

In August 2002, the California Superior Court denied the Doe plaintiffs' motion for class certification of their action in that court and set a February 2003 trial date for both of the Doe and Roe state court actions. The California court has not yet considered what effect, if any, the Circuit Court's opinion may have on the state court proceedings.

The Company believes that the outcomes of both the federal and California cases are not likely to have a material adverse effect on the Company's financial condition or liquidity or, based on management's current assessment of the cases, the Company's results of operations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           UNOCAL CORPORATION
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                                           (Registrant)




Date:  September 20, 2002                  By: /s/ JOHN A. BRIFFETT
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                                           John A. Briffett
                                           Assistant Comptroller


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